UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

Curanex Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Nevada	001-42815	83-0741390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Jericho Plaza, Suite 101B Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

(718) 673-6078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CURX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 31, 2025, Haiyan Yang informed Curanex Pharmaceuticals Inc, a Nevada corporation (the “Company”) of her resignation as Chief Financial Officer and Treasurer of the Company, effective immediately. Ms. Yang’s decision to resign was not due to any disagreement relating to the Company’s operations, policies or practices.

On December 31, 2025, in connection with the resignation of Ms. Yang, the Company appointed Wanjun Zhang as Chief Financial Officer and Treasurer of the Company, effective January 1, 2026.

Mr. Zhang, 52, has over 20 years of financial and accounting related experience, specializing in financial reporting, compliance, and business strategy. Before joining Curanex, from July 2020, he provided financial consulting and accounting services to small and medium size companies, focusing on financial reporting, compliance and business strategy. Between July 2017 and July 2020, Mr. Zhang served as the finance director of Beijing Huaxiahuitong Petty Loan Co. Ltd., where he provided full financial, compliance and accounting services, and between August 2010 and February 2016, Mr. Zhang played a significant leadership role, serving as the finance director of Perfect World (Beijing) Software Co., Ltd., which between 2007 and 2015 was a publicly-traded SEC reporting company listed on Nasdaq under the ticker symbol “PWRD.”

Mr. Zhang holds a Bachelor’s degree in Accounting from the Central University of Finance and Economics in Beijing, China.

In connection with Mr. Zhang’s appointment, on December 31, 2025, the Company entered with him into a consulting agreement (the “CFO Agreement”), for the initial term of two (2) years from January 1, 2026 (the “Effective Date”). Pursuant to the CFO Agreement, Mr. Zhang will perform all duties and functions required of a chief financial officer of a publicly listed company, including but not limited to, accounting oversight of the Company’s financial reporting and controls, planning and analysis, oversight of preparation of quarterly and annual financial statements and other filings as may be required to be filed with the U.S. Securities and Exchange Commission (the “SEC”), internal audit and coordination with Company’s independent public accountants, investor/shareholder relations, and other services of a similar nature in consideration of $20,000 per year effective as of the Effective Date.

The foregoing description of the CFO Agreement does not purport to be complete and is qualified in its entirety by the terms of the CFO Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Zhang and any other person pursuant to which Mr. Zhang has been appointed as Chief Financial Officer. There are no family relationships between Mr. Zhang and any of the Company’s directors or executive officers, and Mr. Zhang has no direct or indirect interest in any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement dated December 31, 2025 between the Company and Wanjun Zhang
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curanex Pharmaceuticals Inc

Date: January 5, 2026	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer